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                                                                     EXHIBIT 4.4


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                            SECURITIES PURCHASE AGREEMENT


    SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 4, 1997, by and among National Media Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), with headquarters located at Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania 19103 and each of the purchasers (the "Purchasers") set forth on the execution pages hereof (the "Execution Pages").


    WHEREAS:

    a. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

    b. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, units (the "Units"), each Unit consisting of (i) one
(1) share of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), convertible into the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) warrants, in the form attached hereto as Exhibit B to acquire 49.4707 shares of Common Stock per warrant, or an aggregate of 989,413 shares of Common Stock (the "Warrants"). The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Preferred Shares, Warrants, Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities."

    c. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;



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    NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:


1.  PURCHASE AND SALE OF UNITS.

    a.   Purchase of Units.   On the Closing Date (as defined below), subject
to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, such number of Units as is set forth on such Purchaser's Execution Page hereto. The purchase price (the "Purchase Price") per Unit shall be equal to One Thousand Dollars ($1,000.00). Each Purchaser's obligation to purchase Units hereunder is distinct and separate from each other Purchaser's obligation to purchase Units and no Purchaser shall be required to purchase hereunder more than the number of Units set forth on such Purchaser's Execution Page hereto notwithstanding any failure by any other Purchaser to purchase Units hereunder.

    b. Form of Payment. On the Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser on the Closing Date by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares and Warrants being purchased by such Purchaser and the Company shall deliver such certificates and Warrants against delivery of such aggregate Purchase Price.

    c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units to each of the Purchasers pursuant to this Agreement (the "Closing") shall be 12:00 noon Eastern Daylight Savings Time on September 12, 1997, subject to a two (2) business day grace period at either party's option, but in any event not later than September 19, 1997, or such other time as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.  PURCHASERS' REPRESENTATIONS AND WARRANTIES

    Each Purchaser severally represents and warrants to the Company that:

    a. Investment Purpose. Purchaser is purchasing the Preferred Shares and Warrants for Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.


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    b.   Accredited Investor Status.  Purchaser is an "Accredited Investor" as
that term is defined in Rule 501(a) of Regulation D.

    c. Reliance on Exemptions. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.

    d. Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

    e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

    f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (a) the resale of the Securities has been registered; (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144") or (d) sold or transferred to an affiliate of Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement).

    g. Legends. Purchaser understands that the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in

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    form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold under Rule 144 under said Act.

    The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

    h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

    i. Residency. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.


3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to each Purchaser that:

    a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Certificate of Designation, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

    b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Units in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and to issue the Warrant Shares upon exercise and in accordance with the terms of the


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Warrants; (ii) except as set forth in the last sentence of this Section 3(b), the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors, or its stockholders is required (under Rule 312.03 promulgated by the New York Stock Exchange ("NYSE") or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Warrants and the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Company has applied for and received a waiver granted by the NYSE of the requirements of the NYSE under Rule 312.03 that the Company's shareholders approve the issuance of the Securities, and no other approval of the Company's shareholders other than holders of the Company's Series B Preferred Stock is required for the execution, delivery and performance of this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement.

    c. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and Warrants) exercisable or exchangeable for, or convertible into, any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 3(c).
All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(c), as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 3(c), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein.


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    d.   Issuance of Shares.  The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

    e. No Conflicts. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) except as set forth on Schedule 3(e) hereof, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for (x) defaults currently existing under the Company's credit facility with CoreStates Bank, NA as disclosed to the Purchasers, and (y) possible other violations, defaults or rights in respect of obligations in writing to trade creditors, as disclosed on Schedule 3(e) hereof, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not, except as set forth on Schedule 3(e), required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NYSE and does not reasonably anticipate that the Common Stock will be delisted by the NYSE for the foreseeable future.


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    f.   SEC Documents, Financial Statements.  Since March 31, 1994, the
Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, filed prior to the date hereof and after March 31, 1994, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or made available to the Purchasers true and complete copies of such SEC Documents as the Purchasers have requested. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by generally accepted accounting principles ("GAAP") to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii) individually or in the aggregate, are not material to the financial condition or operating results of the Company.

    g. Absence of Certain Changes. Since March 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in
Schedule 3(g) or in the SEC Documents filed prior to the date hereof, except that the Company forecasts that the Company will continue to incur net operating losses in the second quarter of fiscal 1997.

    h. Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. As indicated on Schedule 3(h), the Company has disclosed certain litigation to the Purchasers, which litigation the Company does not believe could reasonably be expected to have a Material Adverse Effect.


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    i.   Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. The termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement outside the ordinary course of business of the Company, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

    j. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    k. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

    l. Acknowledgment Regarding Purchasers' Purchase of the Units. The Company acknowledges and agrees that none of the Purchasers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by any Purchaser or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to each Purchaser's purchase of Preferred Shares and has not been relied upon by the Company in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

    m. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company discloses that it believes that it is likely that the staff of the SEC will review the next Registration Statement on Form S-3 that the Company files under the Securities Act.

    n. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

    o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

    p. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

    q. Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances, including the circumstance wherein the bid price of the Common Stock declines. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined that the issuance of the Preferred Shares hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

    r. Title. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or
Schedule 3(r) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The Company does not own any real property. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

    s. Tax Status. Except as set forth on Schedule 3(s), the Company and each of its subsidiaries has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books a reserve reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(s), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on Schedule 3(s), none of the Company's tax returns is presently being audited by any taxing authority.

    t. Exception to Application of NYSE Rule 312.03. The Audit Committee of the Board of Directors of the Company has expressly approved the exception to the application of NYSE Rule 312.03 to the issuance by the Company of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares.
In addition, the Company has mailed to all of its shareholders a letter alerting them to the Company's omission to seek the shareholder approval that would otherwise be required by NYSE Rule 312.03 and indicating that the Audit Committee of the Board of Directors of the Company has expressly approved the exception to such approval.

    u. Inventory. All inventory of the Company and its subsidiaries is valued on the Company's consolidated books and records at the lower of cost, determined by the "first in, first out" method of accounting, or the fair market value thereof. Except to the extent of the Company's reserves for obsolete or unmerchantable inventory reflected in the Company's SEC Documents, all such inventory, after consideration of reserves consisting of finished goods is of merchantable quality and is saleable in the ordinary course of business consistent with past practice.

    v. Rights Agreement. The Rights Agreement, dated as of January 3, 1994 (the "Rights Agreement") between the Company and Mellon Securities Trust Company, as Rights Agent, as amended by Amendment No. 1 dated as of March 6, 1994, Amendment No. 2 dated as of September 26, 1994, Amendment No. 3 dated as of September 30, 1994, Amendment No. 4 dated as of November 30, 1994 and Amendment No. 5 dated as of August 14, 1997, is in full force and effect. Pursuant to the Rights Agreement, no Distribution Date has occurred (or will occur) as a result of the issuance of the Preferred Shares and Warrants or the issuance of the Conversion Shares upon the conversion of the Preferred Shares or the Warrant Shares upon exercise of the Warrants or any of the other transactions contemplated by either this Agreement, the Certificate of Designation, the Warrants or any other past, present or future transaction known to the Company, and no further action with respect to the Rights Agreement, including an amendment thereof, needs to be taken by the Company to insure that the transactions contemplated by this Agreement, the Certificate of Designation and the Warrants will not result in the issuance of any Rights Certificates to any person or in any person having a right to exercise a Right, as such terms are defined in the Rights Agreement.


4.  COVENANTS.

    a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

    b. Form D: Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

    c. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination other than a termination occurring in connection with an acquisition of the Company by a third party or pursuant to some other form of business combination, subject to the provisions of Section 4(j) of this Agreement.

    d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares as set forth in Schedule 4(d).

    e. Additional Equity Capital; Right of First Offer. The Company agrees that during the period beginning on the date hereof and ending 180 days following the effective date of the Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement (the "Lock-Up Period"), the Company will not, without the prior written consent of Purchasers (or their designated agents) holding at least a majority-in-interest of the then outstanding Preferred Shares, which consent shall not be unreasonably withheld, contract with any party to obtain additional equity financing (including any debt financing with an equity component) (as defined below) ("Future Offerings"). In addition, the Company will not conduct any Future Offering during the period beginning on the date hereof and ending 180 days following the expiration of the Lock-Up Period, unless it shall have first delivered to each Purchaser at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates, an option during the ten (10) business day period following delivery of such notice to purchase up to the Applicable Portion (as defined below) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering,
(ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus plan or restricted stock plan for the benefit of the Company's employees, consultants or directors,
(iv) the incurrence of commercial debt and the issuance of warrants in connection therewith, so long as (A) such debt, if convertible into securities of the Company, is so convertible only at a fixed conversion price which is equal to the closing sale price for the Company's securities on the date of issuance of such debt and which is subject solely to standard anti-dilution provisions; (B) such debt is used to repay in full the Company's existing obligations to CoreStates Bank, N.A. and (C) the exercise price of any such warrants is not at a discount to the market price for the Company's securities
at the time of issuance of any such warrants.   For purposes of clause (A)
above, (y) any anti-dilution provisions which are triggered by changes in the market price for the Company's securities or by comparable external factors shall not be deemed to be standard anti-dilution provisions and (z) if the Company incurs debt pursuant to which the Company has the right (at its option) to require an investor(s), subject to certain conditions which may be contained in the documentation evidencing such debt, to purchase securities of the Company which are registered under the Securities Act from time to time on dates designated by the Company (e.g., an equity line of credit), then such debt shall not be deemed to be debt that is convertible into securities of the Company at a fixed conversion price. The "Applicable Portion" shall mean a fraction, the numerator of which is the number of Units purchased by such Purchaser hereunder and the denominator of which is the total number of Units purchased by all of the Purchasers hereunder.

    f.   Expenses.  Except as otherwise provided in Section 4(o) hereof and in
Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith; provided, however, that the Company shall pay on the Closing Date the fees and expenses (in an amount not to exceed $35,000) of Heights Capital Management incurred in connection with the negotiation, documentation and execution of this Agreement and the transactions contemplated hereby and investigation costs associated therewith.

    g. Financial Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

    h. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Certificate of Designation and the Warrants.

    i. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon the NYSE and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Shares and exercise of the Warrants. Until such time as the Company has been acquired by a third person or is otherwise involved in a business transaction resulting in the Company no longer being publicly held (in conformity with Section 4(j) hereof), the Company will use its best efforts to continue the listing and trading of its Common Stock on the NYSE, the American Stock Exchange ("AMEX") or the Nasdaq National Market (" NASDAQ") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE, such other exchanges or the National Association of Securities Dealers ("NASD"), as applicable. The Company shall promptly provide to each holder of Preferred Shares and/or Warrants copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the NYSE or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

    j. Corporate Existence. So long as a Purchaser beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Certificate of Designation, the Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq, NYSE or AMEX. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement without (A) providing each Purchaser with written notice of such transaction at least sixty (60) days prior to the consummation of such transaction and (B) obtaining the written consent of the Purchasers holding a majority-in-interest of the then outstanding shares of Series C Preferred Stock on or before the tenth (10th) day after the delivery of such notice by the Company.

    k. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of

Securities to be integrated with any other offering of securities by the Company for purposes of NYSE Rule 312.03.

    l. Short Sales. So long as a Purchaser beneficially owns any Preferred Shares, except as otherwise provided herein, such Purchaser shall not create a "short position" in the Common Stock at a price below the Fixed Conversion Price (as defined in the Certificate of Designation). For purposes hereof, a "short position" shall be deemed to have been created by a Purchaser if such Purchaser
(i) enters into a "short sale" (as such term is defined in Rule 3b-3 under the Exchange Act), (ii) purchases a put option to sell shares of Common Stock or
(iii) enters into any other agreement or arrangement designed to achieve the same purposes or effects as those to be derived from the transactions enumerated in clauses (i) or (ii) of this sentence. Notwithstanding the foregoing, the provisions of this Section 4(l) shall not apply in the event of a sale by a Purchaser of shares of Common Stock effected on the date on which a Notice of Conversion is delivered to the Company covering at least the number of shares of Common Stock equal to the number of shares so sold.

    m. Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

    n. Series B Consent. The Company shall use its best efforts to obtain the requisite consent of the holders of the Series B Preferred Stock of the Company to the transactions contemplated by this Agreement.

    o. Hart-Scott-Rodino Act. In the event that a holder of Series C Preferred Stock is required to file a pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement, the holder of Series C Preferred Stock and the Company shall promptly prepare and make all such required filings, provide full cooperation to each other with respect thereto and shall request early termination of the waiting period with respect thereto. The Purchaser shall be responsible for its legal costs and expenses associated with such filings and the Company shall be responsible for all other costs and expenses (including, but not limited to, all filing fees) associated with such filings.


5.  TRANSFER AGENT INSTRUCTIONS.

    a. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

    b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to
Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of applicable securities law.

    c. If a Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances (including an opinion of counsel if requested by the Company) that such Securities may be sold under Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser.


6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    The obligation of the Company hereunder to issue and sell the Units to a Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

    a. Each Purchaser shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

    b. Each Purchaser shall have delivered the Purchase Price for the Units in accordance with Section 1(b) above.

    c. The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

    d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

    e. The aggregate number of Units being purchased hereunder by all Purchasers hereunder shall be 20,000.

    f. The Company shall have received a waiver granted by the NYSE of the requirements of the NYSE under Rule 312.03 that the Company's shareholders approve the issuance of the Units and such waiver shall not have been subsequently revoked.

    g. The Company's principal lender shall have agreed to extend the facility provided by such lender to the Company in a manner reasonably satisfactory to the Company.

    h. The Company shall have received the requisite consent of the holders of the Series B Preferred Stock of the Company to the transactions contemplated by this Agreement.


7.  CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

    The obligation of each Purchaser hereunder to purchase the Units to be purchased by it at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

    a. The Company shall have executed this Agreement, the Warrants and the Registration Rights Agreement, and delivered the same to such Purchaser.

    b. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

    c. The Company shall have delivered to such Purchaser duly executed Warrants and certificates (in such denominations as such Purchaser shall request) representing the Preferred Shares being so purchased by such Purchaser in accordance with Section 1(b) above.

    d. The Common Stock shall be listed on the NYSE and trading in the Common Stock (or the NYSE generally) shall not have been suspended by the SEC or the NYSE.

    e. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the

Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

    f. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

    g. Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

    h. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

    i. The aggregate number of Units being purchased hereunder by all Purchasers hereunder shall be 20,000.

    j. The Company's principal lender shall have agreed to extend the facility provided by such lender to the Company in a manner reasonably satisfactory to the Purchasers.

    k. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that (a) the Company has applied for and the NYSE has granted an exception to the application of NYSE Rule 312.03 to the issuance by the Company of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares, which exception shall not have been subsequently revoked and (b) all other requirements of such Rule have been fully satisfied.

    l. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company has requested and received the requisite consent of the holders of the Series B Preferred Stock of the Company to the transactions contemplated by this Agreement.

    m. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that is materially adverse to the Company.

    n. The Purchasers shall have completed their investigation with respect to the members of the Company's management previously identified to the Company by the Purchasers and the Purchasers shall be satisfied with the results of such investigation.

8.  GOVERNING LAW; MISCELLANEOUS.

    a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process on the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

    b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) to be physically delivered to the other party within five (5) days of the execution hereof.

    c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

    f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

              If to the Company:

              National Media Corporation
              Eleven Penn Center
              Suite 1100
              1835 Market Street
              Philadelphia, PA 19103
              Telecopy: (215) 988-4869
              Attn: Robert N. Verratti, Chief Executive Officer and
                    Brian J. Sisko, Senior Vice President and General Counsel



    If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

    Each party shall provide notice to the other parties of any change in address.

    g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Purchaser shall assign this Agreement, the Registration Rights Agreement or the Warrants or any rights or obligations hereunder or thereunder. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designation, the Warrants and this Agreement or to assign such Purchaser's rights hereunder to any such transferee. Except as otherwise set forth in this
Section 8(g), no transfer of Series C Preferred Stock to any entity (other than an affiliate of any Purchaser or any Purchaser's clearing firm or prime broker) having an aggregate liquidation preference that is less than (x) the lesser of $1 million or (y) all Series C Preferred Stock then held by the transferor shall be permitted without the consent of the Company, which may be given or withheld in the Company's sole discretion, and no transfer of Warrants to purchase fewer than 50,000 shares of the Company's Common Stock shall be permitted without the consent of the Company, which consent may be given or withheld in the Company's sole discretion.

    h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 and the representations and warranties of the Purchasers set forth in Section 2 shall survive the closing hereunder notwithstanding any investigation conducted by or on behalf of any Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

    j. Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC or NYSE filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or NYSE filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

    k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    l. Termination. In the event that the Closing Date shall not have occurred on or before September 19, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

    m. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

    n. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


NATIONAL MEDIA CORPORATION

    By: ____________________________
    Name: __________________________
    Title: _________________________

PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, its authorized agent

    By: ____________________________
    Name: __________________________
    Title: _________________________


RESIDENCE: Cayman Islands

ADDRESS: c/o Heights Capital Management
         425 California Street
         Suite 1100
         San Francisco, CA 94104
         Telecopy: (415) 403-6525
         Attn: Michael Spolan

AGGREGATE SUBSCRIPTION AMOUNT

    Number of Units* to be Purchased:                                    15,000
    Purchase Price ($1,000 per Unit):                               $15,000,000






*   Each Unit is comprised of 1 Preferred Share and Warrants to purchase
    49.4707 shares of Common Stock

    IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


NATIONAL MEDIA CORPORATION

    By: ____________________________
    Name: __________________________
    Title: _________________________

PURCHASER:

RGC INTERNATIONAL INVESTORS, LDC

    By:   Rose Glen Capital Management, L.P., Investment Manager

          By:   RGC General Partner Corp., General Partner

                 By:_______________________________
                      Name:   Wayne D. Bloch
                      Title:  Managing Director


RESIDENCE: Cayman Islands

ADDRESS: c/o Rose Glen Capital Management, L.P.
         3 Bala Plaza East
         251 St. Asaph's Road
         Suite 200
         Bala Cynwyd, PA 19004
         Telecopier: (610) 617-0570
         Attn: Wayne D. Bloch

AGGREGATE SUBSCRIPTION AMOUNT

    Number of Units* to be Purchased:                                     5,000
    Purchase Price ($1,000 per Unit):                                $5,000,000


*   Each Unit is comprised of 1 Preferred Share and Warrants to purchase
    49.4707 shares of Common Stock